UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

433 Plaza Real, Suite 275

Boca Raton, Florida 33432

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On June 2, 2026, Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 2,366,503 shares (the “Common Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), and Pre-Funded Warrants (“Pre-Funded Warrants”) to purchase 258,859 shares of Common Stock, at an offering price of $6.31 per share (or $6.30 per Pre-Funded Warrant). The Pre-Funded Warrants are exercisable immediately, at an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Offering resulted in gross proceeds of approximately $16.6 million before deducting offering expenses. The Offering closed on June 4, 2026.

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-278874) (the “Registration Statement”), which was declared effective on May 2, 2024 by the U.S. Securities and Exchange Commission (the “Commission”), the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated June 4, 2026. The Registration Statement, the base prospectus and the prospectus supplement are available on the SEC’s website at www.sec.gov.

The foregoing summaries of the Pre-Funded Warrants and Purchase Agreement do not purport to be complete and are subject to and qualified in their entirety by such documents attached as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference.

The Company is filing the opinion of its counsel, Sichenzia Ross Ference Carmel LLP, relating to the legality of the issuance and sale of the Common Shares and Pre-Funded Warrants as Exhibit 4.1 hereto and incorporated by reference.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

 Item 8.01. Other Events.

On June 4, 2026, the Company issued a pricing press release related to the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated June 4, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2026	LIXTE BIOTECHNOLOGY HOLDINGS, INC. (Registrant)

	By:	/s/ Geordan Pursglove
Geordan Pursglove
Chairman of the Board and Chief Executive Officer